UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2010
Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4025 S. Riverpoint Parkway, Phoenix, Arizona		85040

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.
     Today, Apollo Group, Inc. announced that it has received a copy of a complaint in a purported class action lawsuit naming Apollo Group and several current senior executives as defendants. The complaint, which was filed in the U.S. District Court for the District of Arizona, alleges that Apollo Group and the other named defendants made materially false and misleading statements between December 7, 2009 and August 3, 2010 about Apollo Group and its business in violation of federal securities laws, and that these statements artificially inflated the trading price of the Apollo common stock to the detriment of shareholders who purchased shares during that time. Plaintiff seeks compensatory damages for the purported class. The complaint is captioned, Douglas N. Gaer v. Apollo Group, Inc., John Sperling, Gregory W. Cappelli, Charles B. Edelstein, Gregory J. Iverson, Joseph L. D’Amico and Brian L. Swartz.
     Apollo Group takes its disclosure obligations very seriously and intends to defend this lawsuit vigorously.
     The information in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
August 31, 2010	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer